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Exhibit 4.0

GEMINI PARTNERS, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

Common Stock	See Reverse for Certain Definitions

This
Certifies
that

is the owner of

        Fully Paid and Non-Assessable Shares of the $.001 Par Value Common Stock

transferable only on the books of the Corporation by the holder hereof in person or by a duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation and By-Laws of the Corporation and all amendments thereto, copies of which are on file with the Transfer Agent, to all of which the holder of this certificate, by acceptance hereof, assents.

        IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Corporation.

CORPORATE SEAL
2003 Delaware
Secretary		Chairman

©Security-Columbian        United States Banknote Corporation

GEMINI PARTNERS, INC.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—		Custodian
TEN ENT	—	as tenants by the entireties			(Cust)		(Minor)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors
Act
(State)

        Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,            hereby sells, assigns and transfers unto

Please Insert Social Security or Other Identifying Number of Assignee

(Please print or typewrite name and address, including postal zip code, of assignee)

Shares

of the common stock represented by the within Certificate and does hereby irrevocably constitute and appoint
Attorney

to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.
Dated

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.

THESE SECURITIES SHALL BE PROMPTLY DEPOSITED INTO AN ESCROW ACCOUNT UNTIL THE CLOSING OF THE COMPANY'S INITIAL PUBLIC OFFERING OF SECURITIES AND THE CLOSING OF A BUSINESS COMBINATION, SUCH AS A MERGER OR ACQUISITION.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY ONLY BE SOLD, TRANSFERRED OR ASSIGNED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN EXEMPTION THEREFROM, AND PURSUANT TO APPLICABLE STATE SECURITIES LAW.

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  Exhibit 4.0
GEMINI PARTNERS, INC. INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
GEMINI PARTNERS, INC.